UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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LVIP T. Rowe Price 2010 Fund

LVIP T. Rowe Price 2020 Fund

LVIP T. Rowe Price 2030 Fund

LVIP T. Rowe Price 2040 Fund

LVIP T. Rowe Price 2050 Fund

Each a series of Lincoln Variable Insurance Products Trust

(Name of Registrant As Specified In Its Charter)

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INFORMATION STATEMENT

Lincoln Variable Insurance Products Trust

LVIP T. Rowe Price 2010 Fund

LVIP T. Rowe Price 2020 Fund

LVIP T. Rowe Price 2030 Fund

LVIP T. Rowe Price 2040 Fund

LVIP T. Rowe Price 2050 Fund

February 28, 2018

Dear Shareholder:

At a meeting of the Board of Trustees (the “Board”) of the Lincoln Variable Insurance Products Trust (the “Trust”), held on September 11-12, 2017 (the “Meeting”), the Board approved an investment sub-advisory agreement (the “Sub-Advisory Agreement”) for the LVIP T. Rowe Price 2010 Fund, LVIP T. Rowe Price 2020 Fund, LVIP T. Rowe Price 2030 Fund, LVIP T. Rowe Price 2040 Fund, and LVIP T. Rowe Price 2050 Fund (the “Funds”) between the Funds’ investment adviser, Lincoln Investment Advisors Corporation (the “Adviser”), and T. Rowe Price Associates, Inc. (“T. Rowe”).

The Trust has received an exemptive order (the “Order”) from the U.S. Securities and Exchange Commission (“SEC”) permitting the Adviser, subject to Board approval, including a majority of the Trustees who are not “interested persons” (“Independent Trustees”) of the Trust within the meaning of that term under the Investment Company Act of 1940, to enter into or materially amend the Funds’ investment sub-advisory agreements with sub-advisers without obtaining shareholder approval. Accordingly, approval of the Sub-Advisory Agreement does not require a shareholder vote.

We are not asking you for a proxy, and you are requested not to send us a proxy, with respect to this sub-adviser change. This document is for informational purposes only and you are not required to take any action.

As a condition of relying on the Order, the Adviser is required to furnish the Funds’ shareholders with an Information Statement whenever a sub-advisory agreement is entered into or materially amended. This Information Statement presents details regarding the Sub-Advisory Agreement.

I.	Background

At the Meeting, the Adviser recommended, and the Board, including all of the Independent Trustees, approved, the Sub-Advisory Agreement with T. Rowe on behalf of the Funds to be effective as of February 1, 2018. Under the terms of the Sub-Advisory Agreement, T. Rowe makes investment decisions and continuously reviews, supervises and administers the Funds’ investment program with respect to those assets allocated to T. Rowe.

II.	Board Considerations on the Sub-Advisory Agreement

On September 11-12, 2017, the Board of the Trust met to consider, among other things, the approval of the Sub-Advisory Agreement with T. Rowe Price for the Funds. The Independent Trustees had requested and reviewed materials provided by the Adviser, Lincoln National Life Insurance Company (“Lincoln Life”), T. Rowe and Morningstar, Inc. (“Morningstar”), an independent provider of investment company data, prior to and during the meetings, and had reviewed a memorandum from their independent legal counsel that advised them of their fiduciary duties pertaining to the approval of the Sub-Advisory Agreement and the factors they should consider in evaluating the agreement. Among other information, the Adviser, Lincoln Life, T. Rowe and Morningstar provided information to assist the Independent Trustees in assessing the nature, extent and quality of services provided, information comparing the investment performance, management fees and operating expense ratio of each Fund to other similar funds, information about estimated profitability and/or financial condition, and compliance and regulatory matters. After reviewing the information received, the Independent Trustees requested supplemental information and the Adviser provided materials in response. The Independent Trustees and their independent legal counsel met separately from the “interested” trustee, Trust officers and Lincoln Life employees to consider the approval of the Sub-Advisory Agreement. The Board was assisted in its evaluation by the Investment Committee of the Board, which meets with the Adviser quarterly and monitors investment performance, and by the Audit Committee of the Board, which meets with the Adviser quarterly and monitors the Funds’ expenses, among other matters. The Board also received information about the Funds from the Adviser and Lincoln Life throughout the year in connection with the regular quarterly Board meetings.

Based upon its review, the Board concluded that it was in the best interests of each Fund that the Sub-Advisory Agreement be approved. The Board determined that, given the totality of the information provided with respect to the Sub-Advisory Agreement, the Board had received sufficient information to approve the Sub-Advisory Agreement. In considering the approval of the Sub-Advisory Agreement, the Board did not identify any single factor or group of factors as all-important or controlling, and considered a variety of factors in its analysis including those discussed below. The Board did not allot a particular weight to any one factor or group of factors.

Sub-Advisory Agreement

Nature, Extent and Quality of Services. In considering the approval of the Sub-Advisory Agreement between the Adviser and T. Rowe with respect to each Fund, the Board considered the nature, extent and quality of sub-advisory services to be provided by T. Rowe under the Sub-Advisory Agreement. The Board considered that T. Rowe provided sub-advisory services to other funds in the Trust. The Board reviewed the services to be provided by T. Rowe, T. Rowe’s experience with target date funds, and the reputation, resources and investment approach of T. Rowe. They also reviewed information provided regarding the structure of portfolio manager compensation and risk management with respect to the Funds, and considered information provided by T. Rowe regarding its trading and brokerage practices and compliance and regulatory matters. The Board concluded that the services to be provided by T. Rowe were expected to be satisfactory.

Performance. With respect to performance, the Board considered that T. Rowe would take over management of the Funds on February 1, 2018.

Sub-Advisory Fee and Economies of Scale. The Board reviewed the proposed sub-advisory fee schedule and considered that the sub-advisory fee schedule was negotiated between the Adviser and T. Rowe, an unaffiliated third party, and that the Adviser would compensate T. Rowe from its fees. The Board concluded that the proposed sub-advisory fees were reasonable.

Profitability and Fallout Benefits. The Board noted that the sub-advisory fee schedule was negotiated between the Adviser and T. Rowe, an unaffiliated third party, and that the Adviser would compensate T. Rowe from its fees. The Board considered that T. Rowe would receive a management fee from any underlying T. Rowe Price funds owned by the Funds. The Board considered materials previously provided by T. Rowe as to any additional benefits T. Rowe may receive and noted T. Rowe has the ability to obtain research with soft dollars that can benefit T. Rowe and its clients and other benefits to T. Rowe in including the Funds’ assets in its assets under management.

Conclusion. Based on all of the information considered and the conclusions reached, the Board determined that the terms of the Sub-Advisory Agreement for each Fund are fair and reasonable, and that approval of the Sub-Advisory Agreement is in the best interests of each Fund.

III.	The Sub-Advisory Agreement

The Sub-Advisory Agreement is dated February 1, 2018 and has an initial two-year term. Thereafter, continuance of the Sub-Advisory Agreement will require the annual approval of the Board, including a majority of the Independent Trustees.

Under the Sub-Advisory Agreement, T. Rowe makes investment decisions and continuously reviews, supervises and administers the Funds’ investment program with respect to those assets allocated to T. Rowe. The Sub-Advisory Agreement can be terminated at any time, without the payment of any penalty, by: (a) the vote of a majority of each Fund’s outstanding voting securities; (b) the Adviser on at least sixty days’ written notice to T. Rowe; or (c) T. Rowe on at least ninety days’ written notice to the Adviser. The Sub-Advisory Agreement will also automatically terminate, without the payment of any penalty, in the event of its assignment, its delegation (unless the Adviser has by prior written consent agreed to the delegation) or in the event the investment management agreement between the Adviser and the Trust terminates for any reason.

IV.	Information About T. Rowe

T. Rowe, which is located at 100 East Pratt Street, Baltimore, Maryland 21202, is a registered investment adviser and Maryland corporation. T. Rowe Price was founded in 1937. T. Rowe Price and its affiliates provide investment advisory services to individual and institutional investor accounts and managed approximately $991.0 billion as of December 31, 2017. T. Rowe Price is a wholly-owned subsidiary of T. Rowe Price Group, Inc., a publicly traded financial services holding company.

The following table provides the name and principal occupation of T. Rowe’s directors and executive officers. The address of each of the directors and executive officers is 100 E. Pratt Street, Baltimore, Maryland 21202.

Name	Principal Occupation
Edward C. Bernard	Director; Vice President
John R. Gilner	Chief Compliance Officer; Vice President
Kenneth V. Moreland	Chief Financial Officer; Vice President
David Oestreicher	Secretary; Vice President
Brian C. Rogers	Chief Investment Officer; Director; Vice President
William W. Strickland, Jr.	Vice President
William J. Stromberg	Director; President
Paul W. Wojcik	Vice President

Comparable Funds

We have included the below funds that are comparable to the same target retirement year as the Funds and have similar investment objectives; however, the underlying funds for the below T. Rowe Price funds are different than the underlying funds for the Funds.

Comparable Funds	Contractual Fee (including breakpoints)	Assets under Management (as of 12/31/17)**
T. Rowe Price Retirement 2010 Fund	$0*	$5,141,293,015
T. Rowe Price Retirement I 2010 Fund	0*	410,056,558
T. Rowe Price Target 2010 Fund	0*	66,421,802
T. Rowe Price Retirement 2020 Fund	0*	24,678,870,773

T. Rowe Price Retirement I 2020 Fund	0*	2,544,473,733
T. Rowe Price Target 2020 Fund	0*	276,114,756
T. Rowe Price Retirement 2030 Fund	0*	27,094,105,810
T. Rowe Price Retirement I 2030 Fund	0*	3,140,289,655
T. Rowe Price Target 2030 Fund	0*	241,246,640
T. Rowe Price Retirement 2040 Fund	0*	19,169,893,076
T. Rowe Price Retirement I 2040 Fund	0*	2,454,444,256
T. Rowe Price Target 2040 Fund	0*	129,122,875
T. Rowe Price Retirement 2050 Fund	0*	8,516,699,890
T. Rowe Price Retirement I 2050 Fund	0*	1,352,881,815
T. Rowe Price Target 2050 Fund	0*	66,127,918
*	While the T. Rowe Price fund itself charges no management fee, it will indirectly bear its pro-rata share of the expenses of the underlying T. Rowe Price funds in which it invests (acquired funds).
**	Net asset figures for sub-advised funds are based on internal T. Rowe Price market value records.

Affiliated Broker-Dealers

As of January 12, 2018, the Sub-Adviser had one affiliated broker-dealer. T. Rowe Price Investment Services, Inc., is a broker-dealer and a wholly-owned subsidiary of T. Rowe Price. It acts as the principal underwriter and distributor for the investment companies which T. Rowe Price sponsors.

Payments of Commissions to Affiliated Brokers

The Funds did not pay any brokerage commissions to brokers affiliated with T. Rowe Price during the most recent fiscal year ended December 31, 2017.

V.	Purchases of T. Rowe’s Securities by Trustees

To the knowledge of the Funds, no Trustee currently has any material interest in security holdings or transactions or proposed transactions involving T. Rowe or any entity controlling, controlled by or under common control with T. Rowe.

VI.	Ownership of Shares

As of December 31, 2017, the Funds had the following outstanding shares.

Fund	Share Class	Shares Outstanding
LVIP T. Rowe Price 2010 Fund	Standard	2,349,288.648
	Service	659,831.416
LVIP T. Rowe Price 2020 Fund	Standard	8,849,027.703
	Service	2,082,572.475
LVIP T. Rowe Price 2030 Fund	Standard	11,115,691.09
	Service	2,473,172.203
LVIP T. Rowe Price 2040 Fund	Standard	7,678,305.956
	Service	2,484,163.966
LVIP T. Rowe Price 2050 Fund	Standard	2,484,163.966
	Service	1,056,355.992

Because the Funds are investments for variable annuity contracts and variable life insurance policies (“Variable Contracts”) offered by certain life insurance companies, the insurance companies are the record holders of the Funds’ shares. However, the owners of the Variable Contracts are the beneficial owners/shareholders because they direct the voting of the Funds’ shares. As of December 31, 2017, to the knowledge of the Funds, no beneficial owner/shareholder of the Funds’ shares owned 5% or more of the shares.

As of December 31, 2017, the Trustees and officers of the Trust as a group beneficially owned less than 1% of any Fund’s outstanding shares.

VII.	Other Information

Investment Adviser

The Adviser serves as the Funds’ investment adviser and is located at 150 N. Radnor-Chester Road, Radnor, Pennsylvania 19087.

Principal Underwriter and Distributor

The Trust’s distributor, Lincoln Financial Distributors, Inc. (“LFD”), is located at 130 N. Radnor-Chester Road, Radnor, Pennsylvania 19087. LFD is an affiliate of the Adviser. The Funds paid LFD in 12b-1 fees for the most recent fiscal year ended December 31, 2017 as follows:

Fund	12b-1 Fee
LVIP T. Rowe Price 2010 Fund	$1,657
LVIP T. Rowe Price 2020 Fund	5,233
LVIP T. Rowe Price 2030 Fund	6,168
LVIP T. Rowe Price 2040 Fund	5,920
LVIP T. Rowe Price 2050 Fund	2,386

Broker-Dealers Affiliated with the Adviser

The Adviser has the following affiliated brokers: Lincoln Financial Advisors Corporation, Lincoln Financial Distributors, Inc., and Lincoln Financial Securities Corporation. The Funds do not trade securities through any broker affiliated with the Adviser and as a result, the Funds did not pay any brokerage commissions to these brokers for the most recent fiscal year ended December 31, 2017.

Administrator

The Trust’s administrator, Lincoln National Life Insurance Company (“Lincoln Life”), is located at 1300 S. Clinton St., Fort Wayne, Indiana 46802. Lincoln Life is an affiliate of the Adviser. The Funds paid fees to Lincoln Life and reimbursed Lincoln Life for administration costs for the most recent fiscal year ended December 31, 2017 as follows:

Fund	Amount
LVIP T. Rowe Price 2010 Fund	$5,501
LVIP T. Rowe Price 2020 Fund	4,889
LVIP T. Rowe Price 2030 Fund	5,629
LVIP T. Rowe Price 2040 Fund	6,123
LVIP T. Rowe Price 2050 Fund	6,867

Householding

Only one copy of this Information Statement is mailed to households, even if more than one person in a household is a Fund shareholder of record, unless a Fund has received instructions to the contrary. If you need additional copies of this Information Statement, or if you do not want the mailing of an Information Statement to be combined with those for other members of your household in the future, or if you are receiving multiple copies and would rather receive just one copy for the household, please contact the Trust by calling 1-800-454-6265 or by writing to the Trust at P.O. Box 2340, Fort Wayne, Indiana 46801 (regular mail) or 1300 S. Clinton Street, Fort Wayne, Indiana 46802 (express mail).

Financial Statements

Shareholders can obtain a copy of each Fund’s most recent Annual Report and Semi-Annual Report without charge, by calling 1-800-454-6265 or by writing to the Trust at P.O. Box 2340, Fort Wayne, Indiana 46801 (regular mail) or 1300 S. Clinton Street, Fort Wayne, Indiana 46802 (express mail).

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